UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018 (August 30, 2018)

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128
(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the sale of capital stock of Nexsan Group (“Nexsan”) as disclosed in the 8-K filed with the Securities Exchange Commission on August 16, 2018, on August 30, 2018, the compensation committee of the board of directors (the “Board”) of GlassBridge Enterprises, Inc. (the “Company”) approved to award a one-time bonus of $230,000 to Danny Zheng, the Company’s Chief Financial Officer and Interim Chief Executive Officer. This bonus was awarded to Mr. Zheng for his chief executive role in leading the Nexsan business beginning in November 2017 and executing the recent divestiture of Nexsan. The Board and Mr. Zheng agreed that at the onset of his tenure leading Nexsan, he would defer all compensation until Nexsan was sold, and as such, no additional compensation was paid to Mr. Zheng during his tenure at Nexsan. The Company did not pay a customary investment banking fee in connection with the Nexsan sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: August 31, 2018	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Chief Financial Officer, Interim Chief Executive Officer